ILUS confirms the incorporation of its Defense subsidiary, Hyperion Defense Solutions.

NEW YORK, 13 February 2023 /NewMediaWire/ -- ILUS International Inc. (OTC: ILUS) is a Mergers and Acquisitions company focused on acquiring and growing companies in the public safety, industrial, defense and renewable sectors. The company has incorporated Hyperion Defense Solutions to roll out its defense sector growth through several acquisitions and partnerships which are currently in progress.

ILUS co-founded Hyperion Defense Solutions (Hyperion) alongside two experienced and esteemed British military veterans, Chris Derbyshire, and Tim Grey. Through their combined 34 years of military service and 22 years holding senior roles in the defense sector, they have amassed a wealth of technical expertise and senior level contacts as well as an acute understanding of defense customer requirements and military procurement processes.

Building on this foundation, Hyperion is now rolling out its aggressive triple pronged growth strategy, which includes the following:

1.	Acquisition of defense companies with advanced technology that is critical to protecting warfighters and the communities they serve.
2.	Acquisition of the intellectual property rights to groundbreaking defense technology.
3.	Strategic partnerships at which leverage senior relationships at both government and international organization level for participation in several large projects.

The Global Defense market has been estimated to reach $718 billion in 2027, although newer data is expected to reflect higher projected growth due to the continued war in Ukraine, increased geo-political tensions in many regions globally, and an increase in cyber-terrorism threats. This and several additional factors have led to increased instability, placing heightened demand on the defense sector leading to increased growth.

Hyperion aims to provide effective defense capability through advanced technology in the following key areas:

•	Joint Close Air Support (JCAS)
•	Counter Improvised Explosive Devices (CIED)
•	Security Risk Management
•	Simulation Technology and Services

Hyperion offers agnostic turnkey solutions that provide improved capability direct to the warfighter. Through strategically aligned and profitable acquisitions, strong partnerships, and a network of trusted military veterans from both regular and Special Operations Forces (SOF), Hyperion aims to provide its customers with the technological capability, solutions and services that will protect their warfighters and provide them with a technological advantage.

Currently, Hyperion is negotiating a large JCAS acquisition and is also in talks to acquire the Intellectual Property Rights of revolutionary Counter IED technology. The company has already leveraged and continues to leverage its industry experience to develop a network of mutually beneficial partnerships that will complement these and future acquisitions.

Hyperion Defense Solutions has originally been incorporated by ILUS in the United Kingdom. A link to the Hyperion Defense Solutions website can be found here: https://hyperion-defence.com

“The formation of Hyperion is integral to the successful roll out and scale up of our defense subsidiary. We expect this division to deliver upwards of $15 million in profitable revenue this year before it ramps up exponentially in 2024. More importantly though, we believe Hyperion’s technology could save thousands of lives every year and prevent tens of thousands of critical injuries. Using just one example, IED’s (Improvised Explosive Devices) have been responsible for the majority of civilian and military deaths in war zones and account for nearly of half of the US troop deaths in war zones between 2011 and 2020. We aim to globally launch and commercialize the groundbreaking technology which more efficiently detects the explosive devices that are responsible for causing such widespread and catastrophic loss of life. This is one of several key areas where we believe Hyperion will play a valuable role in delivering our overall ILUS vision.” said ILUS Managing Director, John-Paul Backwell.

For further information on the companies, please see their communication channels:

Website: https://ilus-group.com

Twitter: @ILUS_INTL

Contact:

Email: IR@Ilus-Group.com

Source: ILUS

Related Links

https://ilus-group.com

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